SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): April 26, 2005

                         STANLEY FURNITURE COMPANY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

              0-14938                               54-1272589
       (Commission File Number)         IRS Employer Identification No.)

                          1641 Fairystone Park Highway
                           Stanleytown, Virginia          24168
               (Address of Principal Executive Offices) (Zip Code)

                                 (276) 627-2000
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01         Entry into a Material Definitive Agreement.

         On April 26, 2005, the Compensation Committee of the Board of Directors approved, and the Company entered into, an amendment to the Employment Agreement with Albert L. Prillaman terminating his Employment Agreement in connection with his retirement from employment with the Company as of April 30, 2005. The amendment provides for the existing provisions of the Employment Agreement with respect to confidential information and non-solicitation of employees to survive termination of employment in accordance with their existing terms. In addition, pursuant to the amendment, the Company has agreed to transfer to Mr. Prillaman the automobile that he currently uses and to pay Mr. Prillaman an amount to cover taxes imposed on the transfer of the automobile.

         On April 26, 2005, the Board of Directors designated Albert L. Prillaman as Lead Director. The Board of Directors also approved the recommendation of the Corporate Governance and Nominating Committee that the Lead Director receive annual cash compensation in the amount of $120,000.

         The Board of Directors approved the recommendation of the Corporate Governance and Nominating Committee revising the Company's policy for compensation of non-employee directors to provide that (i) each non-employee director (other than the Lead Director) receive annual cash compensation in the amount of $30,000 per year and (ii) each non-employee director receive an annual stock option grant to acquire a number of shares with a fair value of $30,000. Pursuant to this policy, the Board of Directors approved a grant of an option to acquire 1,591 shares of the Company's common stock to each non-employee director. The terms of the options are consistent with prior practices.
As Mr. Prillaman continues as an employee of the Company until April 30, 2005, he did not receive the 2005 grant made to non-employee directors.

Item 1.02         Termination of a Material Definitive Agreement.

         On April 26, 2005, the Compensation Committee of the Board of Directors approved, and the Company entered into, an amendment to the Employment Agreement with Albert L. Prillaman terminating his Employment Agreement in connection with his retirement from employment with the Company as of April 30, 2005, as described in Item 1.01 above.

Item 9.01         Financial Statements and Exhibits

(c) 10.01 Third Amendment, dated as of April 26, 2005, to the Employment Agreement between the Registrant and Albert L. Prillaman.



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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                STANLEY FURNITURE COMPANY, INC.



Date: May 2, 2005                                 By: /s/Jeffrey R. Scheffer
                                                      ----------------------
                                                      Jeffrey R. Scheffer
                                                      Chairman, President and
                                                      Chief Executive Officer